Exhibit 23.2




                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
21st Century Holding Company

We consent to the incorporation by reference in the registration statement (No. 333-94879) on Form S-8 of 21st Century Holding Company of our report dated March 30, 2000, relating to the consolidated statements of operations, changes in shareholders' equity and comprehensive income, and cash flows for the year ended December 31, 1999, which report appears in the December 31, 2001 annual report on Form 10-K.

KPMG LLP



March 29, 2002
Miami, Florida